                      EXCHANGE OFFER FOR ALL OUTSTANDING
                         6.95% DEBENTURES DUE 2028
                                       OF
                          TIME WARNER COMPANIES, INC.
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                                TIME WARNER INC.
                                      AND
                        TURNER BROADCASTING SYSTEM, INC.
             PURSUANT TO THE PROSPECTUS DATED               , 1998

TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus, dated              , 1998
(the 'Prospectus'), and the related Letter of Transmittal (the 'Letter of Transmittal'), relating to the Offer (the 'Exchange Offer') of Time Warner Companies, Inc. ('TWC') to exchange its 6.95% Debentures Due 2028 (the 'Exchange Debentures') for its outstanding 6.95% Debentures Due 2028 (the 'Outstanding Debentures'), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of TWC contained in the Registration Rights Agreement dated January 12, 1998, by and among TWC and the other signatories thereto.

     This material is being forwarded to you as the beneficial owner of the Outstanding Debentures carried by us in your account but not registered in your name. A TENDER OF SUCH OUTSTANDING DEBENTURES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at midnight, New York City time, on               , 1998, unless extended
by TWC. Any Outstanding Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Outstanding Debentures.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned 'The Exchange Offer -- Certain Conditions to the Exchange Offer'.

          3. Any transfer taxes incident to the transfer of Outstanding Debentures from the holder to TWC will be paid by TWC, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at midnight, New York City time, on , 1998, unless extended by TWC.

          If you wish to have us tender your Outstanding Debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING DEBENTURES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Time Warner Companies, Inc. with respect to its Outstanding Debentures.

     This will instruct you to tender the Outstanding Debentures held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Outstanding Debentures held by you for my account as indicated below:

                                                         AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING DEBENTURES
                                                        ------------------------------------------------------

6.95% Debentures due 2028----------------------------  --------------------------------------------------------

[ ] Please do not tender any Outstanding Debentures held by you for my account.

Dated:--------------------------------------- , 1998   --------------------------------------------------------
                                                                             SIGNATURE(S)
                                                       --------------------------------------------------------
                                                       --------------------------------------------------------
                                                       --------------------------------------------------------
                                                                      PLEASE PRINT NAME(S) HERE
                                                       --------------------------------------------------------
                                                       --------------------------------------------------------
                                                                             ADDRESS(ES)
                                                       --------------------------------------------------------
                                                       --------------------------------------------------------
                                                                    AREA CODE AND TELEPHONE NUMBER
                                                       --------------------------------------------------------
                                                             TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).

     None of the Outstanding Debentures held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Debentures held by us for your account.